Term Sheet	Public Offering	Date Prepared: June 8th, 2006
Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-Through Certificates, Series 2006-2*

Approximate Total Offered Size: $484,940,000
Opteum Financial Services, LLC
Sponsor and Servicer
Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator
Opteum Mortgage Acceptance Corporation
Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons(3)	Ratings (S&P/Moody’s)	WAL (Call/Mat)(2)
Class A1A	$184,600,000	Floating Rate /Super Senior Sequential	1m Libor + [_]%	AAA/Aaa	1.00/1.00
Class A1B	$26,347,000	Floating Rate /Super Senior Sequential	1m Libor + [_]%	AAA/Aaa	2.00/2.00
Class A1C	$100,644,000	Floating Rate /Super Senior Sequential	1m Libor + [_]%	AAA/Aaa	3.00/3.00
Class A1D	$89,240,000	Floating Rate /Super Senior Sequential	1m Libor + [_]%	AAA/Aaa	5.89/6.90
Class A2	$44,537,000	Floating Rate / Senior Support	1m Libor + [_]%	AAA/Aaa	2.66/2.88
Class M-1	$8,602,000	Floating Rate / Mezz	1m Libor + [_]%	AA+/Aa1	4.66/5.05
Class M-2	$7,373,000	Floating Rate / Mezz	1m Libor + [_]%	AA/Aa2	4.64/5.00
Class M-3	$4,670,000	Floating Rate / Mezz	1m Libor + [_]%	AA-/Aa3	4.64/4.95
Class M-4	$4,179,000	Floating Rate / Mezz	1m Libor + [_]%	A+/A1	4.64/4.91
Class M-5	$3,933,000	Floating Rate / Mezz	1m Libor + [_]%	A/A2	4.62/4.82
Class M-6	$3,195,000	Floating Rate / Mezz	1m Libor + [_]%	A-/A3	4.61/4.74
Class M-7	$2,704,000	Floating Rate / Mezz	1m Libor +[_]%	BBB+/Baa1	4.61/4.64
Class M-8	$2,458,000	Floating Rate / Mezz	1m Libor +[_]%	BBB/Baa2	4.51/4.51
Class M-9	$2,458,000	Floating Rate / Mezz	1m Libor +[_]%	BBB-/Baa3	4.30/4.30
Non-Offered Certificates
Class M-10	$2,948,000	Floating Rate / Mezz	1m Libor +[_]%	BB+/Ba2
(1) Certificate sizes are subject to change (+/- 5%).
(2) Calculated based on the Pricing Speed.
(3) Subject to Net WAC Rate and margin step-up on or after Optional Termination Date. See “Pass Through Rate.”
*All numbers are preliminary and subject to change.

Transaction Overview:
Lead Manager:	Citigroup Global Markets Inc.	Rating Agencies:	S&P / Moody’s
Trustee:	HSBC Bank USA, National Association	Expected Pricing Date:	June 8, 2006
Trust Administrator:	Wells Fargo Bank, N.A.	Expected Settlement Date:	June 26, 2006

For Further Information:

Mortgage Finance Joel Katz (212) 723-6508 Perry DeFelice Jr. (212) 723-1153 Taruna Reddy (212) 723-6748 Kathryn Ebner (212) 723-6879	MBS Trading Eliot Rubenzahl (212) 723-6325 Phil Seares (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus will be superseded by the definitive free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. Similarly, the information in any free writing prospectus conveyed prior to the time of your commitment to purchase will supersede the information contained herein.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The securities referred to in these materials are being sold when, as and if issued. You are advised that the securities may not be issued that have the characteristics described in these materials. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such nondelivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase the securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the definitive free writing prospectus. You may withdraw your offer to purchase the securities at any time prior to our acceptance of your offer.

Structure Summary
Title of Securities:	Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-Through Certificates, Series 2006-2.

Offered Certificates:	Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Non-Offered Certificates:	Class M-10, Class C, Class P and Class R Certificates.

Class A Certificates:	Class A1A, Class A1B, Class A1C, Class A1D and Class A-2 Certificates.

Class A1 Certificates	Class A1A, Class A1B, Class A1C, and Class A1D Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Sponsor and Servicer:	Opteum Financial Services, LLC.

Master Servicer:	Wells Fargo Bank, N.A.

Subservicer:	Cenlar FSB.

Depositor:	Opteum Mortgage Acceptance Corporation.

Trustee:	HSBC Bank USA, National Association.

Securities Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	[TBD]

LPMI Policy Providers:	PMI Mortgage Insurance Company and United Guaranty

Closing Date:	On or about June 26, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing July 25, 2006.

Cut-off Date:	June 1, 2006.

Record Date:	For the Offered Certificates the business day preceding the Distribution Date.

Master Servicing Fee:	Master Servicing Fee for the Mortgage Loans will be 0.0075% per annum. For purposes of modeling assumptions the Master Servicing Fee has been assumed as 0.000%.

Servicing Fee:
Servicing Fee for the Mortgage Loans will be 0.375% per annum, provided that for any adjustable rate Mortgage Loan that has an initial period during which its interest rate is fixed the Servicing Fee will equal 0.250% per annum during the initial fixed rate period and 0.375% per annum after the first interest rate adjustment date for any such Mortgage Loan.

Structure Summary (continued)
Administrative Fees:	The related Servicing Fees, and the fee payable for those loans which are covered under a LPMI Policy.

Denomination:	$100,000 and multiples of $1 in excess thereof.

SMMEA Eligibility:	The Class A, M-1, M-2, and M-3 Certificates will be SMMEA eligible.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible for purchase by plans subject to ERISA or Section 4975 of the Code, subject to certain conditions. Prior to termination of the Supplemental Interest Trust, which receives payments under the swap, plans may only purchase the Offered Certificates using an investor-based exemption.

Tax Status:	One or more REMIC elections will be made with respect to the Trust.

Day Count:	The Offered Certificates and Class M-10 Certificates are Actual/360.

Mortgage Loans:
The Mortgage Loans will consist of 1,527 adjustable rate closed-end mortgage loans, which accrue interest on a 30/360 basis and are secured by first lien mortgages on one- to four-family properties with an aggregate principal balance as of the Cut-off Date of approximately $491,576,520.

Interest Accrual Period:
For all Certificates, for any Distribution Date, will be the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

Structure:	Floating-Rate Senior/Mezzanine/Overcollateralization Structure.
Pricing Speed:	4% CPR growing to 30% CPR over 12 months and remaining at 30% CPR thereafter for the Mortgage Loans.

Structure Summary (continued)
Pass-Through Rate:	The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date will be the lesser of the Net WAC Rate and the following:

Class	Prior to Optional Termination Date	On or After Optional Termination Date
Class A1A	1ml + [_]	1ml + 2.0x [_]
Class A1B	1ml + [_]	1ml + 2.0x [_]
Class A1C	1ml + [_]	1ml + 2.0x [_]
Class A1D	1ml + [_]	1ml + 2.0x [_]
Class A2	1ml + [_]	1ml + 2.0x [_]
Class M-1	1ml + [_]	1ml + 1.5x [_]
Class M-2	1ml + [_]	1ml + 1.5x [_]
Class M-3	1ml + [_]	1ml + 1.5x [_]
Class M-4	1ml + [_]	1ml + 1.5x [_]
Class M-5	1ml + [_]	1ml + 1.5x [_]
Class M-6	1ml + [_]	1ml + 1.5x [_]
Class M-7	1ml + [_]	1ml + 1.5x [_]
Class M-8	1ml + [_]	1ml + 1.5x [_]
Class M-9	1ml +[_]	1ml + 1.5x [_]
Class M-10	1ml + [_]	1ml + 1.5x [_]

Net WAC Rate:
The weighted average of the Mortgage Rates on the Mortgage Loans as of the beginning of the related mortgage due period minus the aggregate Administrative Fees and adjusted for any net swap payments and any Swap Termination Payments not due to a Swap Provider Trigger Event. The Net WAC Rate is subject to an adjustment based on the actual number of days that have elapsed in the Interest Accrual Period.

Structure Summary (continued)
Interest Distributions on the Class A Certificates and Class M Certificates:
On each Distribution Date the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and shall pay such amount in the following amounts and order of priority:
(i)  first, each class of Class A Certificates, the accrued interest thereon and any Interest Carry Forward Amount for that class, concurrently on a pro rata basis based on its respective entitlement for such Distribution Date; and
(ii)  second, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the accrued interest thereon for that class for such Distribution Date.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date, the Class A Certificates will receive all principal collected on the related Mortgage Loans unless the Class A Certificates are paid to zero.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal paid to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 18.80% of the current balance of the Mortgage Loans as credit enhancement (which is approximately 2x the initial Senior Enhancement Percentage).

Principal Payments for Class M Certificates:
The Class M Certificates will receive no principal payments before the Stepdown Date, unless the Class A Certificates are paid to zero. On or after the Stepdown Date and assuming no Trigger Event is in effect, principal will be distributed to the Class M Certificates, as described under Class M Principal Distribution Amount, to maintain, in each case, approximately 2x the respective initial credit support.

Optional Termination:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties in the mortgage pool once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Carry Forward Amount:
For any Distribution Date and a class of Class A or Class M Certificates, the sum of:
(x) the excess, if any, of the interest accrued at the related Pass-Through Rate and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y) interest on such excess at the applicable Pass-Through Rate.

Basis Risk Shortfall Carry-Forward Amount:
For any Distribution Date and a class of Class A or Class M Certificates the sum of, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date if the Pass-Through Rate for such Distribution Date is limited to the related Net WAC Rate, (ii) the unpaid portion of any such amounts from the prior Distribution Date and (iii) accrued interest on the amounts described in clause (ii) at the then applicable Pass-Through Rate. The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carry-Forward Amount.

Structure Summary (continued)
Excess Interest:
Interest generated on the Mortgage Loans is expected to be more than the interest required to be distributed on the Class A and Class M Certificates, and the amount necessary to make net swap payments to the swap provider, resulting in Excess Interest. Excess Interest to the extent it is not used for other required purposes, including to cover interest shortfalls on the Class A and Class M Certificates or to fund any Overcollateralization Increase Amount, will be distributable to the Class C Certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
➢  (i) the aggregate Certificate Principal Balance of the Class M Certificates, before taking into account the distribution of the Principal Distribution Amount on such Distribution Date, and
➢  (ii) the Overcollateralization Amount, by
(y) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period.

Principal Remittance Amount:
With respect to any Distribution Date, the amount equal to the sum (net of certain amounts, including amounts reimbursable therefrom to the Master Servicer and the Servicer) of the following amounts with respect to the related Mortgage Loans and the immediately preceding Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period if received or advanced, (ii) all unscheduled collections including full and partial principal prepayments received during the previous calendar month and (iii) the principal portion of all proceeds received with respect to the repurchase of Mortgage Loans during the preceding calendar month.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding principal balance of the Class A and Class M Certificates and (ii) (A) the Principal Remittance Amount minus any net swap payments or Swap Termination Payment due to the Swap Counterparty remaining unpaid (after application of interest collections used for this purpose on such Distribution Date) plus (B) any Excess Interest or net swap payments or Swap Termination Payment due to the Trust allocable to principal in order to build or maintain the Overcollateralization Target Amount minus (C) any Overcollateralization Release Amount.

Structure Summary (continued)
Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Mortgage Loans plus any Excess Interest or net swap payments allocable to principal in order to build or maintain the Overcollateralization Target Amount. With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 81.20% of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

All distributions of principal to the Class A Certificates on any Distribution Date will be allocated to the Class A1 and Class A2 Certificates on a pro rata basis based on the aggregate Certificate Principal Balance of the Certificates immediately prior to such Distribution Date. Any distributions of principal allocated to the Class A1 Certificates will be distributed first to the Class A1A Certificates until the Certificate Principal Balance of the Class A1A Certificates has been reduced to zero, second to the Class A1B Certificates until the Certificate Principal Balance of the Class A1B Certificates has been reduced to zero, third to the Class A1C Certificates until the Certificate Principal Balance of the Class A1C Certificates has been reduced to zero, and fourth to the Class A1D Certificates until the Certificate Principal Balance of the Class A1D Certificates has been reduced to zero. However, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M Certificates and Class C Certificates have been reduced to zero, ALL principal will be allocated to the Class A Certificates on a pro-rata basis.

Class M Principal Distribution Amount:
The Class M Certificates will not receive any principal payments until the Stepdown Date unless the Class A Certificates are paid to zero. In such case, the Class M Certificates will receive the remaining Principal Distribution Amount, sequentially in order of seniority until the certificate principal balance of each such class is reduced to zero. On or after the Stepdown Date (provided no Trigger Event is in effect), principal will be paid on the Class M Certificates, as follows:

(i)  First, to the Class M-1 Certificates until approximately a 15.30% Credit Enhancement Percentage is reached (based on 2x the Class M-1 Initial Credit Enhancement Percentage),
(ii)  Then to the Class M-2 Certificates until approximately a 12.30% Credit Enhancement Percentage is reached (based on 2x the Class M-2 Initial Credit Enhancement Percentage),
(iii)  Then to the Class M-3 Certificates, until approximately a 10.40% Credit Enhancement Percentage is reached (based on 2x the Class M-3 Initial Credit Enhancement Percentage),
(iv)  Then to the Class M-4 Certificates, until approximately a 8.70% Credit Enhancement Percentage is reached (based on 2x the Class M-4 Initial Credit Enhancement Percentage),
(v)  Then to the Class M-5 Certificates, until approximately a 7.10% Credit Enhancement Percentage is reached (based on 2x the Class M-5 Initial Credit Enhancement Percentage),
(vi)  Then to the Class M-6 Certificates, until approximately a 5.80% Credit Enhancement Percentage is reached (based on 2x the Class M-6 Initial Credit Enhancement Percentage),
(vii)   Then to the Class M-7 Certificates, until approximately a 4.70% Credit Enhancement Percentage is reached (based on 2x the Class M-7 Initial Credit Enhancement Percentage),
(viii)  Then to the Class M-8 Certificates, until approximately a 3.70% Credit Enhancement Percentage is reached (based on 2x the Class M-8 Initial Credit Enhancement Percentage),
(ix)  Then to the Class M-9 Certificates, until approximately a 2.70% Credit Enhancement Percentage is reached (based on 2x the Class M-9 Initial Credit Enhancement Percentage), and
(x)  Then to the Class M-10 Certificates, until approximately a 1.50% Credit Enhancement Percentage is reached (based on 2x the Class M-10 Initial Credit Enhancement Percentage).

On or after the Stepdown Date, if a Trigger Event is in effect, the Principal Distribution Amount will be paid first to the Class A Certificates, as described above, and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Structure Summary (continued)

Credit Enhancement Percentage:
Obtained by dividing (x) the sum of the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans.

Credit Enhancement:
Credit Enhancement will be provided by:

*Approximate.
**Targeted.
***The Class Class A1A, Class A1B, Class A1C and Class A1D Certificates will have additional credit support provided by the Class A2 Certificates.

Initial Credit Support*		On or After Stepdown Date**
Class	Percentage	Class	Percentage
Class A***	9.40	Class A	18.80
Class M-1	7.65	Class M-1	15.30
Class M-2	6.15	Class M-2	12.30
Class M-3	5.20	Class M-3	10.40
Class M-4	4.35	Class M-4	8.70
Class M-5	3.55	Class M-5	7.10
Class M-6	2.90	Class M-6	5.80
Class M-7	2.35	Class M-7	4.70
Class M-8	1.85	Class M-8	3.70
Class M-9	1.35	Class M-9	2.70
Class M-10	0.75	Class M-10	1.50

Overcollateralization Amount:
With respect to any Distribution Date, the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period less the aggregate Certificate Principal Balance of the Class A and Class M Certificates (after taking into account all distributions of principal on such Distribution Date).

Overcollateralization Increase Amount:
As of any Distribution Date, the excess, if any, of:
(x) the Overcollateralization Target Amount for such Distribution Date, over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

Overcollateralization Target Amount:
As of any Distribution Date prior to the Stepdown Date, the Overcollateralization Target Amount is an amount equal to approximately 0.75% of the principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date, provided a Trigger Event is not in effect, the Overcollateralization Target Amount is the greater of (x) 1.50% of the then current aggregate outstanding principal balance of the Mortgage Loans and (y) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount is the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Structure Summary (continued)

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over
(y) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:	The later to occur of: ➢ (i) the Distribution Date in July 2009 and ➢ (ii) the first Distribution Date on which the Senior Enhancement Percentage equals or exceeds approximately 18.80%

Trigger Event:
On a Distribution Date, a Trigger Event will have occurred if:
(i) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the initial Cut-off Date mortgage loan balance exceeds the applicable percentages set forth below with respect to such Distribution Date, or

(ii) If the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 37.25% of the Senior Enhancement Percentage.

Distribution Date	Percentage
July 2006 to June 2009	N/A
July 2009 to June 2010	0.65%
July 2010 to June 2011	1.15%
July 2011 to June 2012	1.65%
July 2012 and thereafter	1.95%

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to net monthly excess cashflow and any net swap amounts received by the Trust from the Swap Counterparty, second, to the Class C Certificates by a reduction in the Overcollateralization Amount, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates and twelfth, to the Class M-1 Certificates.

After the aggregate Certificate Principal Balance of the Class M Certificates is reduced to zero any additional losses will reduce the principal and interest payments allocable to the related Class A certificates. Any such reduction in principal and interest payments related to the Class A1A, Class A1B, Class A1C, and Class A1D Certificates will be allocated to the Class A2 Certificates until the balance of the Class A2 Certificates has been reduced to zero.
Investors in the Class A1 Certificates should note, however, that although Realized Losses will not reduce the Certificate Principal Balance of such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class A2 and Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class A2 and Class M Certificates may be distributed to the holders of those certificates from Excess Interest and Net Swap Payments to the Trust (the “ Applied Realized Loss Amount”), sequentially.

Structure Summary (continued)

Advances:
The Servicer is required to advance scheduled principal and interest (net of the Servicing Fee) for any delinquent Mortgage Loan. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. If the Servicer fails to make any such advance, the Master Servicer will advance any remaining amounts of scheduled principal and interest for any delinquent Mortgage Loan. The Servicer and Master Servicer, as applicable, are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Prepayment Interest Shortfall:	With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the preceding calendar month.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest to the extent of its Servicing Fee for such Distribution Date.
Swap Agreement:
On the Closing Date, the Supplemental Interest Trust will enter into a Swap Agreement with [TBD] (the “Swap Counterparty”) for the benefit of the Class A and Class M Certificates. The Swap Agreement will have an initial notional amount of approximately $ 487,888,000. Under the Swap Agreement, on each Distribution Date until the swap is retired (i) the Supplemental Interest Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to [5.45]% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Effective Date as defined in the Swap Agreement to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Supplemental Interest Trust an amount equal to the product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Agreement notional amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as defined in the Swap Agreement, and the denominator of which is 360. On each such Distribution Date, only the net amount of the two obligations above (the “Net Swap Payment”) will be paid by the appropriate party. On each Distribution Date on which the Supplemental Interest Trust is required to make a Net Swap Payment to the Swap Counterparty, the Trust will be obligated to make a payment to the Supplemental Interest Trust in the same amount, which payment shall be paid prior to all distributions to Certificateholders.

The notional amount for each Distribution Date will be as follows:

Swap Agreement Notional Amount Schedule

Period	Notional Amount ($)	Period	Notional Amount ($)
1	487,888,000.00	37	95,154,715.71
2	481,431,628.03	38	91,571,634.89
3	473,377,672.95	39	86,993,834.94
4	463,740,262.63	40	82,638,858.42
5	452,544,976.71	41	78,495,862.21
6	439,831,711.43	42	74,554,529.11
7	425,658,524.51	43	70,805,041.98
8	410,112,262.52	44	67,238,063.23
9	393,354,458.07	45	63,844,714.97
10	375,789,461.77	46	60,616,544.32
11	357,964,040.80	47	57,545,513.39
12	340,465,434.97	48	54,623,974.36
13	323,713,455.71	49	51,844,650.37
14	307,776,743.13	50	49,200,619.38
15	292,615,627.30
16	278,192,410.85
17	264,471,154.44
18	251,417,689.38
19	238,999,520.87
20	227,185,861.67
21	215,947,254.21
22	205,255,594.85
23	195,084,874.08
24	185,409,749.18
25	176,205,578.85
26	167,449,424.78
27	159,119,399.08
28	151,194,800.39
29	143,655,888.42
30	136,483,881.47
31	129,660,911.24
32	123,170,002.90
33	116,994,272.32
34	111,119,142.81
35	105,530,006.36
36	100,212,936.30

Structure Summary (continued)
Swap Agreement (continued):

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Counterparty may be liable to make termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is require to make a Swap Termination Payment to the Swap Counterparty, the Trust will be obligated to make a payment to the Supplemental Interest Trust in the same amount. If the Swap Termination Payment is not due to a Swap Provider Trigger Event, the Trust's payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to all distributions to Certificateholders. If the Swap Termination Payment is due to a Swap Provider Trigger Event, such payment will be made subordinate to distributions to all Certificates other than the Class C Certificates.

Amounts paid by the Trust to the Supplemental Interest Trust will be distributed to the Swap Counterparty on each Distribution Date in the following order of priority:

1)  to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty under the Swap Agreement for such Distribution Date; and
2)  to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty under the Swap Agreement.

Amounts paid by the Swap Counterparty to the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority, in each case to the extent not covered by net monthly excess cashflow:

(i)  to the holders of the Class A Certificates, on a pro rata basis, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Realized Losses allocated to such Certificates on such Distribution Date;
(ii)  distribution of additional principal to the certificates, until the required level of Overcollateralization Target Amount is reached, but only to the extent of the principal portion of Realized Losses for such Distribution Date or prior Distribution Dates;
(iii)  to the holders of the Class M Certificates, in order of priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Realized Losses allocated to such Certificates on such Distribution Date;
(iv)  to pay, first to the Class A Certificates, on a pro rata basis based on the remaining Basis Risk Carry-Forward Amounts, any Basis Risk Shortfall Carry-Forward Amount, as applicable, for such Distribution Date and second, sequentially to the Class M Certificates, in order of priority, any Basis Risk Shortfall Carry-Forward Amount for such Distribution Date;
(v)  to pay the holder of the Class A2 and then to the Class M Certificates, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and
(vi)  to the parties named in the Pooling and Servicing Agreement, any remaining amounts.

Swap Provider Trigger Event:
A "Swap Provider Trigger Event" shall mean: (i) an Event of Default under the Swap Agreement with respect to which the Swap Counterparty is a Defaulting Party (as defined in the Swap Agreement) or (ii) a Termination Event (including an Additional Termination Event) under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement).

Sensitivity Analysis - To 10% Optional Termination

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class A1A
Avg. Life (yrs)	16.42	1.82	1.00	0.72	0.58
Window (mo)	1 - 262	1 - 44	1 - 22	1 - 15	1 - 12
Expected Final Mat.	Apr 2028	Feb 2010	Apr 2008	Sep 2007	Jun 2007

Class A1B
Avg. Life (yrs)	22.41	3.95	2.00	1.35	1.03
Window (mo)	262 - 275	44 - 51	22 - 26	15 - 17	12 - 13
Expected Final Mat.	May 2029	Sep 2010	Aug 2008	Nov 2007	Jul 2007

Class A1C
Avg. Life (yrs)	25.07	6.24	3.00	1.87	1.37
Window (mo)	275 - 324	51 - 106	26 - 51	17 - 29	13 - 21
Expected Final Mat.	Jun 2033	Apr 2015	Sep 2010	Nov 2008	Mar 2008

Class A1D
Avg. Life (yrs)	28.26	12.14	5.89	3.45	2.22
Window (mo)	324 - 345	106 - 166	51 - 81	29 - 50	21 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class A2
Avg. Life (yrs)	21.62	5.37	2.66	1.66	1.17
Window (mo)	1 - 345	1 - 166	1 - 81	1 - 50	1 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Sensitivity Analysis - To 10% Optional Termination

Percent of Pricing Speed	0%	50%	100%	150%	200%
Class M-1
Avg. Life (yrs)	26.76	9.28	4.66	3.77	2.91
Window (mo)	280 - 345	55 - 166	38 - 81	43 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class M-2
Avg. Life (yrs)	26.76	9.28	4.64	3.66	2.91
Window (mo)	280 - 345	55 - 166	38 - 81	41 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class M-3
Avg. Life (yrs)	26.76	9.28	4.64	3.59	2.91
Window (mo)	280 - 345	55 - 166	38 - 81	40 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class M-4
Avg. Life (yrs)	26.76	9.28	4.64	3.55	2.91
Window (mo)	280 - 345	55 - 166	38 - 81	40 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class M-5
Avg. Life (yrs)	26.76	9.28	4.62	3.50	2.91
Window (mo)	280 - 345	55 - 166	37 - 81	39 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009
ྪ
Class M-6
Avg. Life (yrs)	26.76	9.28	4.61	3.49	2.91
Window (mo)	280 - 345	55 - 166	37 - 81	38 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class M-7
Avg. Life (yrs)	26.76	9.27	4.61	3.44	2.91
Window (mo)	280 - 345	55 - 166	37 - 81	38 - 50	35 - 35
Expected Final Mat.	Mar 2035	Apr 2020	Mar 2013	Aug 2010	May 2009

Class M-8
Avg. Life (yrs)	26.72	9.07	4.51	3.39	2.91
Window (mo)	280 - 345	55 - 162	37 - 79	38 - 49	35 - 35
Expected Final Mat.	Mar 2035	Dec 2019	Jan 2013	Jul 2010	May 2009

Class M-9
Avg. Life (yrs)	26.60	8.66	4.30	3.24	2.91
Window (mo)	280 - 341	55 - 147	37 - 71	37 - 44	35 - 35
Expected Final Mat.	Nov 2034	Sep 2018	May 2012	Feb 2010	May 2009

Sensitivity Analysis - To Maturity

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class A1A
Avg. Life (yrs)	16.42	1.82	1.00	0.72	0.58
Window (mo)	1 - 262	1 - 44	1 - 22	1 - 15	1 - 12
Expected Final Mat.	Apr 2028	Feb 2010	Apr 2008	Sep 2007	Jun 2007

Class A1B
Avg. Life (yrs)	22.41	3.95	2.00	1.35	1.03
Window (mo)	262 - 275	44 - 51	22 - 26	15 - 17	12 - 13
Expected Final Mat.	May 2029	Sep 2010	Aug 2008	Nov 2007	Jul 2007

Class A1C
Avg. Life (yrs)	25.07	6.24	3.00	1.87	1.37
Window (mo)	275 - 324	51 - 106	26 - 51	17 - 29	13 - 21
Expected Final Mat.	Jun 2033	Apr 2015	Sep 2010	Nov 2008	Mar 2008

Class A1D
Avg. Life (yrs)	28.49	13.83	6.90	4.07	2.22
Window (mo)	324 - 358	106 - 312	51 - 178	29 - 110	21 - 36
Expected Final Mat.	Apr 2036	Jun 2032	Apr 2021	Aug 2015	Jun 2009

Class A2
Avg. Life (yrs)	21.67	5.74	2.88	1.80	1.17
Window (mo)	1 - 358	1 - 312	1 - 178	1 - 110	1 - 36
Expected Final Mat.	Apr 2036	Jun 2032	Apr 2021	Aug 2015	Jun 2009

Sensitivity Analysis - To Maturity

Percent of Pricing Speed	0%	50%	100%	150%	200%
Class M-1
Avg. Life (yrs)	26.87	9.96	5.05	4.02	4.52
Window (mo)	280 - 355	55 - 242	38 - 125	43 - 77	36 - 74
Expected Final Mat.	Jan 2036	Aug 2026	Nov 2016	Nov 2012	Aug 2012
ྪ
Class M-2
Avg. Life (yrs)	26.86	9.90	5.00	3.88	4.49
Window (mo)	280 - 354	55 - 231	38 - 119	41 - 73	50 - 59
Expected Final Mat.	Dec 2035	Sep 2025	May 2016	Jul 2012	May 2011

Class M-3
Avg. Life (yrs)	26.86	9.83	4.95	3.79	4.02
Window (mo)	280 - 353	55 - 219	38 - 111	40 - 69	47 - 50
Expected Final Mat.	Nov 2035	Sep 2024	Sep 2015	Mar 2012	Aug 2010

Class M-4
Avg. Life (yrs)	26.85	9.75	4.91	3.72	3.77
Window (mo)	280 - 352	55 - 209	38 - 106	40 - 65	44 - 47
Expected Final Mat.	Oct 2035	Nov 2023	Apr 2015	Nov 2011	May 2010

Class M-5
Avg. Life (yrs)	26.83	9.64	4.82	3.63	3.59
Window (mo)	280 - 351	55 - 199	37 - 100	39 - 62	42 - 44
Expected Final Mat.	Sep 2035	Jan 2023	Oct 2014	Aug 2011	Feb 2010
ྪ
Class M-6
Avg. Life (yrs)	26.81	9.50	4.74	3.57	3.45
Window (mo)	280 - 349	55 - 187	37 - 93	38 - 58	41 - 42
Expected Final Mat.	Jul 2035	Jan 2022	Mar 2014	Apr 2011	Dec 2009

Class M-7
Avg. Life (yrs)	26.78	9.32	4.64	3.47	3.34
Window (mo)	280 - 347	55 - 175	37 - 86	38 - 53	40 - 41
Expected Final Mat.	May 2035	Jan 2021	Aug 2013	Nov 2010	Nov 2009

Class M-8
Avg. Life (yrs)	26.72	9.07	4.51	3.39	3.26
Window (mo)	280 - 345	55 - 162	37 - 79	38 - 49	39 - 40
Expected Final Mat.	Mar 2035	Dec 2019	Jan 2013	Jul 2010	Oct 2009

Class M-9
Avg. Life (yrs)	26.60	8.66	4.30	3.24	3.18
Window (mo)	280 - 341	55 - 147	37 - 71	37 - 44	38 - 39
Expected Final Mat.	Nov 2034	Sep 2018	May 2012	Feb 2010	Sep 2009

Available Funds Cap - Static Indices
Pd	AFC (%)	Pd	AFC (%)	Pd	AFC (%)
1	6.49	28	6.70	55	6.76
2	6.23	29	6.59	56	6.77
3	6.23	30	6.71	57	7.68
4	6.27	31	6.59	58	7.07
5	6.23	32	6.61	59	7.47
6	6.28	33	7.03	60	7.34
7	6.23	34	6.65	61	7.60
8	6.24	35	6.80	62	7.36
9	6.40	36	6.69	63	7.36
10	6.24	37	6.83	64	7.60
11	6.30	38	6.70	65	7.36
12	6.25	39	6.70	66	7.60
13	6.31	40	6.84	67	7.36
14	6.25	41	6.70	68	7.36
15	6.25	42	6.85	69	7.86
16	6.33	43	6.70	70	7.36
17	6.26	44	6.70	71	7.60
18	6.34	45	7.18	72	7.36
19	6.27	46	6.71	73	7.60
20	6.28	47	6.86	74	7.36
21	6.50	48	6.71	75	7.36
22	6.43	49	6.87	76	7.60
23	6.63	50	6.71	77	7.36
24	6.56	51	6.75	78	7.60
25	6.67	52	6.98	79	7.36
26	6.57	53	6.75	80	7.36
27	6.58	54	6.98	81	8.15

Assumptions:
1. Run at Pricing Speed and to 10% Optional Termination
2. Static Indices: 1-Month Libor; 5.16%; 6-Month Libor; 5.33%; 1-Year Libor; 5.43%; 1Yr Treasury 5.03%
3. Fees include the Servicing Fee and the Mortgage Insurance Policy Premium for those loans covered under the Policy.
4. Day count is Actual/360
5. For purposes of modeling assumptions the Master Servicing fee has been assumed as 0.00%.

Available Funds Cap - Indices @ 20%
Pd	AFC (%)	Pd	AFC (%)	Pd	AFC (%)
1	21.22	28	15.95	55	7.41
2	20.89	29	15.69	56	7.51
3	20.80	30	15.63	57	8.97
4	20.73	31	15.33	58	8.93
5	20.56	32	15.19	59	10.33
6	20.45	33	15.47	60	10.93
7	20.24	34	14.96	61	11.55
8	20.04	35	15.02	62	11.18
9	19.97	36	14.77	63	11.18
10	19.57	37	14.76	64	11.55
11	19.37	38	14.56	65	11.18
12	19.05	39	14.43	66	11.55
13	18.85	40	14.49	67	11.18
14	18.53	41	14.23	68	11.18
15	18.29	42	14.27	69	11.96
16	18.11	43	13.97	70	11.19
17	17.80	44	13.84	71	11.56
18	17.65	45	14.24	72	11.19
19	17.35	46	13.58	73	11.56
20	17.13	47	13.63	74	11.19
21	17.14	48	13.34	75	11.19
22	16.85	49	13.39	76	11.56
23	16.85	50	13.09	77	11.19
24	16.57	51	7.40	78	11.56
25	16.48	52	7.64	79	11.19
26	16.17	53	7.40	80	11.20
27	15.99	54	7.65	81	12.40

Assumptions:
1. Run at Pricing Speed and to 10% Optional Termination
2. Fees include the Servicing Fee and the Mortgage Insurance Policy Premium for those loans covered under the Policy
3. Proceeds from swap included
4. Day count is Actual/360
5. For purposes of modeling assumptions the Master Servicing fee has been assumed as 0.00%.

Excess Interest - Static Indices
Pd	Excess Interest (%)	Pd	Excess Interest (%)	Pd	Excess Interest (%)
1	1.14	28	1.32	55	1.44
2	0.95	29	1.25	56	1.46
3	0.95	30	1.33	57	2.17
4	0.96	31	1.26	58	1.78
5	0.95	32	1.28	59	2.13
6	0.96	33	1.54	60	2.07
7	0.95	34	1.31	61	2.27
8	0.95	35	1.42	62	2.10
9	1.01	36	1.36	63	2.10
10	0.95	37	1.45	64	2.29
11	0.98	38	1.35	65	2.11
12	0.95	39	1.35	66	2.30
13	0.98	40	1.45	67	2.13
14	0.95	41	1.36	68	2.13
15	0.95	42	1.46	69	2.49
16	0.99	43	1.36	70	2.15
17	0.95	44	1.36	71	2.33
18	1.00	45	1.68	72	2.16
19	0.96	46	1.37	73	2.34
20	0.96	47	1.48	74	2.18
21	1.11	48	1.37	75	2.18
22	1.10	49	1.49	76	2.37
23	1.27	50	1.38	77	2.20
24	1.23	51	1.42	78	2.38
25	1.31	52	1.61	79	2.22
26	1.24	53	1.43	80	2.23
27	1.25	54	1.61	81	2.76

Assumptions:
1. Run at Pricing Speed and to 10% Optional Termination
2. Static Indices: 1-Month Libor; 5.16%; 6-Month Libor; 5.33%; 1-Year Libor; 5.43%
3. Fees include the Servicing Fee and the Mortgage Insurance Policy Premium for those loans covered under the Policy
4. Day count is 30/360
5. For purposes of modeling assumptions the Master Servicing fee has been assumed as 0.00%.

Excess Interest - Forward Indices
Pd	Excess Interest (%)	Pd	Excess Interest (%)	Pd	Excess Interest (%)
1	1.14	28	1.28	55	1.15
2	0.95	29	1.19	56	1.17
3	0.95	30	1.28	57	1.94
4	0.96	31	1.16	58	1.55
5	0.87	32	1.17	59	1.97
6	0.96	33	1.47	60	1.94
7	0.86	34	1.21	61	2.17
8	0.87	35	1.36	62	1.98
9	1.00	36	1.25	63	1.98
10	0.90	37	1.38	64	2.18
11	0.96	38	1.21	65	2.00
12	0.92	39	1.21	66	2.20
13	0.96	40	1.36	67	2.01
14	0.93	41	1.20	68	2.02
15	0.93	42	1.35	69	2.40
16	0.97	43	1.18	70	2.03
17	0.93	44	1.18	71	2.24
18	0.97	45	1.57	72	2.06
19	0.93	46	1.17	73	2.25
20	0.94	47	1.35	74	2.06
21	1.08	48	1.16	75	2.07
22	1.07	49	1.35	76	2.27
23	1.24	50	1.16	77	2.10
24	1.20	51	1.15	78	2.30
25	1.27	52	1.34	79	2.12
26	1.20	53	1.15	80	2.12
27	1.20	54	1.34	81	2.70

Assumptions:
1. Run at Pricing Speed and to 10% Optional Termination
2. Run using 1-Month Libor, 6-Month Libor, 1-Year Libor, and 1-Year Treasury Forward Curves
3. Fees include the Servicing Fee and the Mortgage Insurance Policy Premium for those loans covered under the Policy
4. Day count is 30/360.
5. For purposes of modeling assumptions the Master Servicing fee has been assumed as 0.00%.

Total Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date.
	Collateral Summary		Ranges (if applicable)
Total Number of Loans	1,527
Total Outstanding Loan Principle Balance	$491,576,519.96
Average Outstanding Loan Principal Balance	$321,923.06		$40,000.00 - $1,950,000.00
WA Coupon	6.839%		4.250% - 11.250%
WA Remaining Term (mo.)	358		350 - 360
WA Original LTV**	77.02%		12.50% - 100.00%
WA FICO*	690		537 - 843
WA Seasoning (mo.)	2		0 - 10

Interest Only Loans	90.31%

1st Liens	100.00%
2nd Liens	0.00%
Simultaneous 2nd Liens	64.44%

Loan Type
ARM	100.00%
Fixed	0.00%

Geographic Distribution
	CA	70.34%
	GA	4.85%
	FL	4.18%
ARM Characteristics
Gross Margin	2.697%		2.250% - 7.895%
Initial Periodic Cap	4.610%		1.000% - 6.000%
Subsequent Periodic Cap	1.020%		1.000% - 2.000%
Lifetime Maximum Rate	12.010%		9.875% - 17.250%
Lifetime Minimum Rate	2.815%		2.250% - 11.250%

*Zero Values Excluded
**WA OLTV is defined as the Loan-to-Value Ratios of the First Lien Mortgage Loans.

COLLATERAL TABLES - TOTAL POOL

Original Principal Balances of Mortgage Loans

Range ($)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon*	WA OLTV*	WA FICO*	IO %
40,000.00 - 50,000.00	3	$133,177.62	0.03%	$44,392.54	7.905%	74.82%	717	30.04%
50,000.01 - 75,000.00	15	972,277.88	0.20	64,818.53	7.490	75.80	699	68.34
75,000.01 - 100,000.00	33	2,952,417.35	0.60	89,467.19	7.120	71.39	673	58.56
100,000.01 - 125,000.00	57	6,445,581.55	1.31	113,080.38	7.004	75.60	687	68.87
125,000.01 - 150,000.00	60	8,404,477.75	1.71	140,074.63	7.007	77.11	690	74.90
150,000.01 - 175,000.00	91	14,814,790.17	3.01	162,799.89	7.134	79.80	687	76.77
175,000.01 - 200,000.00	106	20,134,204.30	4.10	189,945.32	6.883	76.21	687	80.44
200,000.01 - 225,000.00	98	20,981,371.61	4.27	214,095.63	6.881	77.65	697	86.69
225,000.01 - 250,000.00	104	24,677,523.93	5.02	237,283.88	6.814	75.52	694	88.29
250,000.01 - 275,000.00	114	29,964,001.61	6.10	262,842.12	6.955	77.14	683	89.44
275,000.01 - 300,000.00	107	30,830,193.37	6.27	288,132.65	6.911	79.34	691	88.79
300,000.01 - 333,700.00	138	43,834,908.82	8.92	317,644.27	6.880	78.75	684	90.06
333,700.01 - 350,000.00	63	21,551,721.10	4.38	342,090.81	6.808	76.86	692	92.13
350,000.01 - 400,000.00	172	64,839,412.69	13.19	376,973.33	6.883	78.88	687	91.31
400,000.01 - 500,000.00	186	83,691,552.45	17.03	449,954.58	6.775	77.22	692	93.99
500,000.01 - 600,000.00	91	49,682,008.91	10.11	545,956.14	6.856	78.42	696	100.00
600,000.01 - 700,000.00	47	29,916,805.55	6.09	636,527.78	6.688	73.18	696	91.60
700,000.01 - 800,000.00	22	16,405,803.09	3.34	745,718.32	6.606	71.44	697	95.43
800,000.01 - 900,000.00	8	6,926,823.94	1.41	865,852.99	6.662	68.25	670	100.00
900,000.01 - 1,000,000.00	7	6,823,316.28	1.39	974,759.47	6.642	75.32	661	85.40
1,000,000.01 - 1,950,000.00	5	7,594,150.00	1.54	1,518,830.00	6.354	70.28	718	83.54
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%
*weighted by principal balance

COLLATERAL TABLES - TOTAL POOL (continued)

Principal Balances of Mortgage Loans as of Cutoff Date

Range ($)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
40,000.00 - 50,000.00	3	$133,177.62	0.03%	$44,392.54	7.905%	74.82%	717	30.04%
50,000.01 - 75,000.00	16	1,047,156.94	0.21	65,447.31	7.517	75.47	699	63.45
75,000.01 - 100,000.00	32	2,877,538.28	0.59	89,923.07	7.100	71.40	673	60.09
100,000.01 - 125,000.00	57	6,445,581.55	1.31	113,080.38	7.004	75.60	687	68.87
125,000.01 - 150,000.00	61	8,550,977.75	1.74	140,179.96	6.986	76.64	691	75.33
150,000.01 - 175,000.00	90	14,668,290.17	2.98	162,981.00	7.148	80.11	686	76.54
175,000.01 - 200,000.00	106	20,134,204.30	4.10	189,945.32	6.883	76.21	687	80.44
200,000.01 - 225,000.00	98	20,981,371.61	4.27	214,095.63	6.881	77.65	697	86.69
225,000.01 - 250,000.00	104	24,677,523.93	5.02	237,283.88	6.814	75.52	694	88.29
250,000.01 - 275,000.00	115	30,237,743.30	6.15	262,936.90	6.968	77.30	683	88.63
275,000.01 - 300,000.00	106	30,556,451.67	6.22	288,268.41	6.898	79.20	692	89.58
300,000.01 - 333,700.00	138	43,834,908.82	8.92	317,644.27	6.880	78.75	684	90.06
333,700.01 - 350,000.00	64	21,901,685.68	4.46	342,213.84	6.811	76.91	692	90.66
350,000.01 - 400,000.00	171	64,489,448.11	13.12	377,131.28	6.882	78.88	688	91.81
400,000.01 - 500,000.00	186	83,691,552.45	17.03	449,954.58	6.775	77.22	692	93.99
500,000.01 - 600,000.00	91	49,682,008.91	10.11	545,956.14	6.856	78.42	696	100.00
600,000.01 - 700,000.00	47	29,916,805.55	6.09	636,527.78	6.688	73.18	696	91.60
700,000.01 - 800,000.00	22	16,405,803.09	3.34	745,718.32	6.606	71.44	697	95.43
800,000.01 - 900,000.00	8	6,926,823.94	1.41	865,852.99	6.662	68.25	670	100.00
900,000.01 - 1,000,000.00	7	6,823,316.28	1.39	974,759.47	6.642	75.32	661	85.40
1,000,000.01 - 1,950,000.00	5	7,594,150.00	1.54	1,518,830.00	6.354	70.28	718	83.54
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Current Mortgage Rates of Mortgage Loans

Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
4.250 - 4.499	1	$307,999.00	0.06%	$307,999.00	4.250%	63.51%	753	100.00%
4.500 - 4.999	5	1,435,559.78	0.29	287,111.96	4.822	72.37	724	100.00
5.000 - 5.499	33	13,183,448.76	2.68	399,498.45	5.197	70.73	710	99.14
5.500 - 5.999	99	32,433,631.79	6.60	327,612.44	5.782	72.05	702	92.89
6.000 - 6.499	283	94,201,573.93	19.16	332,867.75	6.239	73.44	707	91.26
6.500 - 6.999	503	172,529,243.05	35.10	343,000.48	6.717	77.21	697	94.82
7.000 - 7.499	275	85,018,062.73	17.29	309,156.59	7.189	78.87	675	90.27
7.500 - 7.999	206	59,214,870.38	12.05	287,450.83	7.677	80.26	671	86.34
8.000 - 8.499	67	19,553,912.57	3.98	291,849.44	8.183	81.41	671	76.19
8.500 - 8.999	27	6,401,972.03	1.30	237,110.08	8.663	82.68	668	61.37
9.000 - 9.499	11	2,481,007.52	0.50	225,546.14	9.228	91.74	646	43.07
9.500 - 9.999	14	3,932,870.44	0.80	280,919.32	9.610	87.17	624	37.69
10.000 - 10.499	2	571,867.98	0.12	285,933.99	10.211	91.55	603	31.13
11.000 - 11.250	1	310,500.00	0.06	310,500.00	11.250	90.00	585	0.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Original Term to Maturity of Mortgage Loans

Original Term (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
360 - 360	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Stated Remaining Term to Maturity of Mortgage Loans

Remaining Term (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
350 - 360	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Seasoning of Mortgage Loans

Seasoning (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
0	83	$26,206,441.00	5.33%	$315,740.25	7.180%	77.33%	682	85.39%
1 - 10	1,444	465,370,078.96	94.67	322,278.45	6.820	77.00	691	90.58
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Original Loan-to-Value Ratios of Mortgage Loans

Original LTVs (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
12.50 - 15.00	2	$206,507.69	0.04%	$103,253.85	6.375%	12.71%	649	72.64%
15.01 - 20.00	1	100,000.00	0.02	100,000.00	6.750	20.00	629	100.00
20.01 - 25.00	3	905,700.00	0.18	301,900.00	6.172	22.29	737	100.00
25.01 - 30.00	5	914,915.03	0.19	182,983.01	6.543	29.08	727	89.73
30.01 - 35.00	7	1,416,999.65	0.29	202,428.52	6.317	31.55	743	85.91
35.01 - 40.00	8	2,004,268.87	0.41	250,533.61	6.455	38.83	702	82.39
40.01 - 45.00	8	2,190,055.24	0.45	273,756.91	6.590	43.61	723	89.98
45.01 - 50.00	24	6,255,574.56	1.27	260,648.94	6.245	47.99	706	83.34
50.01 - 55.00	17	6,080,297.04	1.24	357,664.53	6.590	52.41	707	63.68
55.01 - 60.00	35	13,549,619.76	2.76	387,131.99	6.343	58.30	679	79.80
60.01 - 65.00	72	29,001,015.95	5.90	402,791.89	6.331	63.93	682	92.48
65.01 - 70.00	68	22,886,684.67	4.66	336,568.89	6.620	69.18	685	88.00
70.01 - 75.00	72	25,048,361.97	5.10	347,893.92	6.630	73.77	696	92.60
75.01 - 80.00	1,038	340,229,559.44	69.21	327,774.14	6.833	79.89	692	94.05
80.01 - 85.00	30	8,799,323.27	1.79	293,310.78	8.104	84.42	654	67.34
85.01 - 90.00	66	16,309,779.50	3.32	247,117.87	7.908	89.70	673	65.08
90.01 - 95.00	53	10,838,540.50	2.20	204,500.76	7.918	94.81	686	66.62
95.01 - 100.00	18	4,839,316.81	0.98	268,850.93	7.234	99.95	700	68.35
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Occupancy Status of Mortgage Loans

Occupancy Status	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Owner Occupied	1,339	$444,237,848.69	90.37%	$331,768.37	6.795%	77.26%	689	91.75%
Investor	159	39,694,786.55	8.07	249,652.75	7.263	73.45	709	76.45
Second Home	29	7,643,884.72	1.55	263,582.23	7.231	81.68	696	78.60
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Property Type of Mortgage Loans

Property Types	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Single Family	1,018	$330,216,586.12	67.18%	$324,377.79	6.800%	76.85%	689	91.45%
Pud	277	87,905,385.44	17.88	317,347.96	6.823	78.59	692	88.89
Condo	144	41,818,959.79	8.51	290,409.44	6.993	78.62	698	92.32
2 Family	56	18,396,478.61	3.74	328,508.55	7.263	74.86	686	74.52
3-4 Family	32	13,239,109.99	2.69	413,722.19	6.854	68.68	706	86.80
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Loan Purpose of Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Purchase	969	$302,160,256.21	61.47%	$311,826.89	6.889%	80.16%	697	93.07%
Cashout Refinance	500	169,794,358.94	34.54	339,588.72	6.789	71.89	679	85.28
Rate/Term Refinance	58	19,621,904.81	3.99	338,308.70	6.520	73.04	696	91.29
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Document Type of Mortgage Loans

Document Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Stated Income, Verified Asset	658	$222,805,871.81	45.32%	$338,610.75	6.797%	78.62%	694	94.30%
Stated Income, Stated Asset	384	120,101,124.72	24.43	312,763.35	7.141	77.87	676	84.28
Full Doc	202	55,514,131.33	11.29	274,822.43	6.584	79.49	696	87.83
No Ratio	137	48,856,276.37	9.94	356,615.16	6.861	77.45	704	94.32
No Income, No Asset	146	44,299,115.73	9.01	303,418.60	6.530	63.08	692	85.25
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Product Type of Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
6 Mo Libor Arm (IO)	3	$1,071,000.00	0.22%	$357,000.00	5.490%	65.66%	703	100.00%
2/6 Arm	56	13,739,432.14	2.79	245,347.00	8.086	80.81	635	0.00
2/6 Arm (IO)	136	46,171,042.59	9.39	339,492.96	6.612	76.88	682	100.00
3/6 Arm	15	4,244,476.38	0.86	282,965.09	6.838	76.20	681	0.00
3/6 Arm (IO)	95	31,390,451.76	6.39	330,425.81	6.478	75.18	698	100.00
3/1 Arm (IO)	3	602,000.00	0.12	200,666.67	6.075	72.78	711	100.00
3/1 Treasury Arm	2	260,887.18	0.05	130,443.59	5.500	99.12	574	0.00
5/6 Arm	119	27,825,799.98	5.66	233,830.25	7.143	75.72	690	0.00
5/6 Arm (IO)	1,060	355,059,916.52	72.23	334,962.19	6.854	77.26	692	100.00
5/1 Arm	2	598,950.21	0.12	299,475.11	5.709	69.76	681	0.00
5/1 Arm (IO)	26	7,817,997.20	1.59	300,692.20	6.112	74.45	711	100.00
7/6 Arm	1	341,773.41	0.07	341,773.41	8.625	80.00	709	0.00
7/6 Arm (IO)	4	1,051,000.00	0.21	262,750.00	6.945	74.89	733	100.00
7/1 Arm	2	639,792.58	0.13	319,896.29	5.947	80.00	725	0.00
10/6 (IO)	2	456,000.00	0.09	228,000.00	6.436	80.00	765	100.00
10/1 (IO)	1	306,000.00	0.06	306,000.00	6.625	71.16	711	100.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Index Type of Mortgage Loans

Index Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
6 Mo Libor	1,491	$481,350,892.79	97.92%	$322,837.62	6.856%	77.06%	690	90.41%
1 Yr Libor	34	9,964,739.99	2.03	293,080.59	6.090	74.32	710	87.57
1 Yr Treasury	2	260,887.18	0.05	130,443.59	5.500	99.12	574	0.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Geographical Distribution of Mortgages Loans

State	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
California	934	$345,774,080.79	70.34%	$370,207.80	6.710%	76.11%	693	94.98%
Georgia	117	23,820,416.24	4.85	203,593.30	6.617	79.72	702	93.16
Florida	89	20,531,538.01	4.18	230,691.44	7.482	81.59	686	71.22
New Jersey	58	18,715,175.75	3.81	322,675.44	7.425	77.53	670	77.54
Washington	50	12,178,289.40	2.48	243,565.79	6.886	82.22	680	96.06
New York	35	11,024,694.19	2.24	314,991.26	7.198	72.91	683	67.24
Massachusetts	22	7,780,284.71	1.58	353,649.30	7.528	80.59	689	70.91
Arizona	35	7,295,111.65	1.48	208,431.76	6.985	76.12	693	79.09
Nevada	26	7,155,691.14	1.46	275,218.89	7.106	79.28	685	91.20
Colorado	26	5,690,685.67	1.16	218,872.53	6.916	80.66	691	91.84
Connecticut	14	5,457,930.91	1.11	389,852.21	6.872	72.26	667	66.29
Oregon	26	5,299,883.83	1.08	203,841.69	7.367	84.04	690	89.03
Hawaii	6	2,957,470.61	0.60	492,911.77	6.919	64.88	661	100.00
Maryland	10	2,875,442.67	0.58	287,544.27	7.306	81.59	673	78.30
Illinois	12	2,265,276.80	0.46	188,773.07	8.008	83.04	644	53.13
Virginia	6	2,152,209.78	0.44	358,701.63	6.597	76.35	690	86.77
Tennessee	12	2,035,847.27	0.41	169,653.94	7.682	81.81	672	53.32
Missouri	12	1,958,076.90	0.40	163,173.08	6.601	87.96	664	29.72
Pennsylvania	7	1,796,380.46	0.37	256,625.78	7.990	88.73	656	51.69
Ohio	10	1,029,840.56	0.21	102,984.06	7.453	81.77	704	42.23
Texas	6	903,924.17	0.18	150,654.03	7.524	77.35	685	44.54
Utah	2	803,788.11	0.16	401,894.05	7.395	80.00	659	80.62
North Carolina	2	407,300.00	0.08	203,650.00	7.418	79.96	682	100.00
Indiana	3	330,390.47	0.07	110,130.16	7.228	84.81	685	0.00
Maine	1	368,000.00	0.07	368,000.00	7.125	80.00	651	100.00
Kansas	2	305,280.00	0.06	152,640.00	7.625	80.00	725	100.00
Kentucky	1	206,580.54	0.04	206,580.54	8.000	94.09	720	0.00
New Hampshire	1	195,729.34	0.04	195,729.34	7.875	80.00	655	0.00
Rhode Island	1	208,000.00	0.04	208,000.00	6.500	65.00	589	100.00
Michigan	1	53,200.00	0.01	53,200.00	7.375	95.00	754	100.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Original Prepayment Penalty Term

Original Prepayment Penalty Term (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
No Penalty	337	$109,876,663.97	22.35%	$326,043.51	7.102%	76.83%	693	83.77%
6	2	840,000.00	0.17	420,000.00	7.673	80.00	672	100.00
7	5	2,436,625.00	0.50	487,325.00	7.228	80.00	715	100.00
12	109	38,870,322.59	7.91	356,608.46	7.023	75.88	699	87.14
24	248	81,721,076.93	16.62	329,520.47	6.820	77.53	684	89.60
36	786	244,964,636.27	49.83	311,659.84	6.709	77.18	689	93.67
48	1	79,777.60	0.02	79,777.60	7.875	69.57	629	0.00
60	39	12,787,417.59	2.60	327,882.50	6.514	75.03	703	94.25
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Fico Scores of Mortgage Loans

Fico Scores	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
537 - 540	1	$159,355.23	0.03%	$159,355.23	5.500%	100.00%	537	0.00%
561 - 580	1	167,881.29	0.03	167,881.30	5.875	75.00	580	0.00
581 - 600	8	2,385,695.39	0.49	298,211.92	9.027	82.77	588	18.99
601 - 620	32	9,096,848.38	1.85	284,276.51	8.114	79.54	612	71.93
621 - 640	225	69,053,676.34	14.05	306,905.23	7.140	76.23	630	88.08
641 - 660	200	64,783,010.04	13.18	323,915.05	7.006	76.54	651	87.75
661 - 680	263	86,418,801.90	17.58	328,588.60	6.907	78.58	670	91.24
681 - 700	208	71,251,944.86	14.49	342,557.43	6.664	76.23	691	93.51
701 - 750	398	124,847,307.96	25.40	313,686.70	6.656	77.77	724	91.10
751 - 800	183	60,145,207.17	12.24	328,662.33	6.545	75.33	771	94.96
801 - 843	8	3,266,791.41	0.66	408,348.93	6.621	69.53	811	90.03
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Margins of Adjustable Rate Mortgage Loans

Margins (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
2.250 - 2.500	1,153	$362,340,019.29	73.71%	$314,258.47	6.829%	77.08%	692	92.15%
2.501 - 3.000	120	44,465,165.61	9.05	370,543.05	6.128	73.50	703	91.82
3.001 - 3.500	54	20,681,373.98	4.21	382,988.41	7.022	75.73	691	88.33
3.501 - 4.000	89	34,183,174.25	6.95	384,080.61	6.691	77.83	704	97.46
4.001 - 4.500	7	1,523,142.39	0.31	217,591.77	6.932	83.93	660	58.53
4.501 - 5.000	1	274,000.00	0.06	274,000.00	6.750	66.83	605	100.00
5.001 - 5.500	18	4,904,618.01	1.00	272,478.78	7.222	78.60	629	72.98
5.501 - 6.000	33	8,904,290.27	1.81	269,826.98	7.826	83.00	637	48.80
6.001 - 6.500	24	6,731,600.85	1.37	280,483.37	8.295	82.11	640	82.98
6.501 - 7.000	17	4,995,896.39	1.02	293,876.26	8.629	79.75	639	55.29
7.001 - 7.500	6	1,490,645.69	0.30	248,440.95	9.928	90.57	612	0.00
7.501 - 7.895	5	1,082,593.23	0.22	216,518.65	9.265	73.78	663	17.27
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Next Rate Change Dates of Adjustable Rate Mortgage Loans

Next Rate Change Dates	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
September 2006	1	$255,000.00	0.05%	$255,000.00	6.250%	47.66%	632	100.00%
October 2006	2	816,000.00	0.17	408,000.00	5.253	71.29	725	100.00
August 2007	1	273,741.69	0.06	273,741.69	8.400	95.00	627	0.00
September 2007	1	66,880.54	0.01	66,880.54	7.850	90.00	702	0.00
November 2007	1	615,040.00	0.13	615,040.00	7.375	100.00	643	100.00
December 2007	4	1,427,336.97	0.29	356,834.24	6.064	72.31	628	50.09
January 2008	6	1,772,545.36	0.36	295,424.23	6.482	81.27	636	72.44
February 2008	29	9,584,758.67	1.95	330,508.92	6.661	76.93	690	91.47
March 2008	66	20,300,677.03	4.13	307,586.02	6.712	76.38	679	78.40
April 2008	63	19,565,996.55	3.98	310,571.37	7.280	78.66	662	74.05
May 2008	15	4,643,497.91	0.94	309,566.53	6.843	76.23	680	76.94
June 2008	6	1,660,000.00	0.34	276,666.67	8.765	83.24	628	49.01
August 2008	1	159,355.23	0.03	159,355.23	5.500	100.00	537	0.00
September 2008	1	101,531.95	0.02	101,531.95	5.500	97.75	631	0.00
December 2008	1	567,131.00	0.12	567,131.00	6.125	80.00	685	100.00
January 2009	18	6,107,923.88	1.24	339,329.10	7.128	78.74	682	86.08
February 2009	12	3,255,270.09	0.66	271,272.51	6.743	77.91	698	63.65
March 2009	26	9,076,103.75	1.85	349,080.91	6.443	70.76	688	91.36
April 2009	26	8,687,984.73	1.77	334,153.26	6.372	76.19	703	94.59
May 2009	28	8,095,614.69	1.65	289,129.10	6.193	74.95	706	88.19
June 2009	2	446,900.00	0.09	223,450.00	6.932	81.31	706	100.00
December 2010	5	1,523,400.00	0.31	304,680.00	6.791	79.87	695	100.00
January 2011	29	10,467,509.40	2.13	360,948.60	7.019	75.79	696	94.41
February 2011	180	63,595,535.22	12.94	353,308.53	6.585	75.59	702	92.66
March 2011	291	87,774,984.14	17.86	301,632.25	6.875	78.20	690	88.14
April 2011	337	109,303,621.03	22.24	324,343.09	6.865	76.67	693	96.75
May 2011	290	94,538,073.12	19.23	325,993.36	6.944	77.68	691	93.41
June 2011	75	24,099,541.00	4.90	321,327.21	7.075	76.85	685	87.63
December 2012	2	305,280.00	0.06	152,640.00	7.625	80.00	725	100.00
January 2013	1	341,773.41	0.07	341,773.41	8.625	80.00	709	0.00
February 2013	2	639,792.58	0.13	319,896.29	5.947	80.00	725	0.00
March 2013	2	745,720.00	0.15	372,860.00	6.667	72.79	737	100.00
February 2016	1	306,000.00	0.06	306,000.00	6.625	71.16	711	100.00
March 2016	1	222,400.00	0.05	222,400.00	6.500	80.00	763	100.00
May 2016	1	233,600.00	0.05	233,600.00	6.375	80.00	766	100.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Maximum Mortgage Rates of Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
9.875 - 10.000	8	$3,220,518.80	0.66%	$402,564.85	4.994%	79.05%	697	96.49%
10.001 - 10.500	16	5,237,286.18	1.07	327,330.39	5.348	66.91	709	95.02
10.501 - 11.000	97	33,370,568.53	6.79	344,026.48	5.813	71.80	704	91.01
11.001 - 11.500	341	114,521,680.53	23.30	335,840.71	6.293	74.06	706	93.54
11.501 - 12.000	460	156,985,800.37	31.94	341,273.48	6.739	77.58	695	93.78
12.001 - 12.500	270	81,937,546.56	16.67	303,472.39	7.153	78.45	682	93.56
12.501 - 13.000	161	46,625,062.17	9.48	289,596.66	7.553	79.15	677	87.26
13.001 - 13.500	75	22,480,637.85	4.57	299,741.84	7.759	79.80	666	84.72
13.501 - 14.000	42	10,680,360.97	2.17	254,294.31	8.073	82.61	660	53.84
14.001 - 14.500	28	8,526,106.00	1.73	304,503.79	8.319	83.46	650	67.22
14.501 - 15.000	8	1,940,410.30	0.39	242,551.29	8.771	84.09	639	66.44
15.001 - 15.500	12	3,163,913.95	0.64	263,659.50	9.397	86.73	621	30.82
15.501 - 16.000	6	2,004,259.78	0.41	334,043.30	9.716	87.66	625	41.14
16.001 - 16.500	2	571,867.98	0.12	285,933.99	10.211	91.55	603	31.13
17.001 - 17.250	1	310,500.00	0.06	310,500.00	11.250	90.00	585	0.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Minimum Mortgage Rates of Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
2.250 - 2.500	1,151	$361,948,884.00	73.63%	$314,464.71	6.829%	77.07%	692	92.19%
2.501 - 3.000	119	44,117,815.61	8.97	370,737.95	6.130	73.37	704	91.76
3.001 - 3.500	54	20,681,373.98	4.21	382,988.41	7.022	75.73	691	88.33
3.501 - 4.000	89	34,183,174.25	6.95	384,080.61	6.691	77.83	704	97.46
4.001 - 4.500	4	891,448.00	0.18	222,862.00	7.386	80.00	675	100.00
5.501 - 6.000	5	1,386,144.94	0.28	277,228.99	6.372	79.04	631	80.97
6.001 - 6.500	6	1,768,766.72	0.36	294,794.45	6.364	83.31	652	51.34
6.501 - 7.000	8	1,736,436.29	0.35	217,054.54	6.879	66.35	642	58.68
7.001 - 7.500	22	5,594,875.62	1.14	254,312.53	7.354	76.47	632	80.08
7.501 - 8.000	20	4,990,900.64	1.02	249,545.03	7.793	83.88	647	51.89
8.001 - 8.500	20	6,285,747.90	1.28	314,287.39	8.249	82.69	646	62.22
8.501 - 9.000	8	1,940,410.30	0.39	242,551.29	8.771	84.09	639	66.44
9.001 - 9.500	12	3,163,913.95	0.64	263,659.50	9.397	86.73	621	30.82
9.501 - 10.000	6	2,004,259.78	0.41	334,043.30	9.716	87.66	625	41.14
10.001 - 10.500	2	571,867.98	0.12	285,933.99	10.211	91.55	603	31.13
10.501 - 11.250	1	310,500.00	0.06	310,500.00	11.250	90.00	585	0.00
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

COLLATERAL TABLES - TOTAL POOL (continued)

Initial Periodic Rate Caps of Adjustable Rate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
1.000	5	$1,331,887.18	0.27%	$266,377.44	5.492%	72.22%	678	80.41%
2.000	4	1,305,000.00	0.27	326,250.00	6.813	76.57	659	100.00
3.000	308	96,577,826.04	19.65	313,564.37	6.796	76.86	681	81.17
4.000	1	310,656.40	0.06	310,656.40	5.625	80.00	729	0.00
5.000	1,174	380,826,643.43	77.47	324,383.85	6.861	77.14	692	92.50
6.000	35	11,224,506.92	2.28	320,700.20	6.669	74.94	721	96.88
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Subsequent Periodic Rate Caps of Adjustable Rate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
1.000	1,494	$481,917,779.96	98.04%	$322,568.80	6.855%	77.07%	690	90.37%
2.000	33	9,658,739.99	1.96	292,689.09	6.073	74.42	710	87.17
Total:	1,527	$491,576,519.96	100.00%	$321,923.06	6.839%	77.02%	690	90.31%

Interest Only Mortgage Loan Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date.
	Collateral Summary		Ranges (if applicable)
Total Number of Loans	1,330
Total Outstanding Loan Principle Balance	$443,925,408.07
Average Outstanding Loan Principal Balance	$333,778.50		$40,000.00 - $1,950,000.00
WA Coupon	6.784%		4.250% - 10.125%
WA Remaining Term (mo.)	358		353 - 360
WA Original LTV**	76.98%		12.50% - 100.00%
WA FICO*	692		589 - 843
WA Seasoning (mo.)	2		0 - 7

Interest Only Loans	100.00%

1st Liens	100.00%
2nd Liens	0.00%
Simultaneous 2nd Liens	67.98%

Loan Type
ARM	100.00%
Fixed	0.00%

Geographic Distribution
	CA	73.98%
	GA	5.00%
	FL	3.29%
ARM Characteristics
Gross Margin	2.619%		2.250% - 7.750%
Initial Periodic Cap	4.653%		1.000% - 6.000%
Subsequent Periodic Cap	1.019%		1.000% - 2.000%
Lifetime Maximum Rate	11.936%		9.875% - 16.125%
Lifetime Minimum Rate	2.689%		2.250% - 10.125%

*Zero Values Excluded
**WA OLTV is defined as the Loan-to-Value Ratios of the First Lien Mortgage Loans.

COLLATERAL TABLES - INTEREST ONLY LOANS

Original Principal Balances of Mortgage Loans

Range ($)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon*	WA OLTV*	WA FICO*	IO %
40,000.00 - 50,000.00	1	$40,000.00	0.01%	$40,000.00	7.375%	72.73%	730	100.00%
50,000.01 - 75,000.00	10	664,460.00	0.15	66,446.00	7.446	77.09	711	100.00
75,000.01 - 100,000.00	19	1,729,058.46	0.39	91,003.08	6.849	71.47	681	100.00
100,000.01 - 125,000.00	39	4,438,815.83	1.00	113,815.79	6.877	74.69	693	100.00
125,000.01 - 150,000.00	45	6,294,829.10	1.42	139,885.09	6.958	77.07	689	100.00
150,000.01 - 175,000.00	70	11,373,297.88	2.56	162,475.68	7.051	79.11	693	100.00
175,000.01 - 200,000.00	85	16,196,324.14	3.65	190,544.99	6.775	75.18	690	100.00
200,000.01 - 225,000.00	85	18,189,758.56	4.10	213,997.16	6.859	77.72	700	100.00
225,000.01 - 250,000.00	92	21,787,811.95	4.91	236,824.04	6.726	75.23	698	100.00
250,000.01 - 275,000.00	102	26,800,630.64	6.04	262,751.28	6.880	76.63	685	100.00
275,000.01 - 300,000.00	95	27,372,666.44	6.17	288,133.33	6.829	79.32	693	100.00
300,000.01 - 333,700.00	124	39,475,959.77	8.89	318,354.51	6.800	78.92	684	100.00
333,700.01 - 350,000.00	58	19,855,658.54	4.47	342,338.94	6.698	76.91	696	100.00
350,000.01 - 400,000.00	157	59,205,473.92	13.34	377,104.93	6.814	78.46	689	100.00
400,000.01 - 500,000.00	175	78,660,087.45	17.72	449,486.21	6.765	77.49	693	100.00
500,000.01 - 600,000.00	91	49,682,008.91	11.19	545,956.14	6.856	78.42	696	100.00
600,000.01 - 700,000.00	43	27,404,540.25	6.17	637,314.89	6.630	74.29	698	100.00
700,000.01 - 800,000.00	21	15,655,824.12	3.53	745,515.43	6.635	71.98	699	100.00
800,000.01 - 900,000.00	8	6,926,823.94	1.56	865,852.99	6.662	68.25	670	100.00
900,000.01 - 1,000,000.00	6	5,827,228.17	1.31	971,204.70	6.666	74.79	664	100.00
1,000,000.01 - 1,950,000.00	4	6,344,150.00	1.43	1,586,037.50	6.227	68.40	716	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%
*weighted by principal balance

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Principal Balances of Mortgage Loans as of Cutoff Date

Range ($)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
40,000.00 - 50,000.00	1	$40,000.00	0.01%	$40,000.00	7.375%	72.73%	730	100.00%
50,000.01 - 75,000.00	10	664,460.00	0.15	66,446.00	7.446	77.09	711	100.00
75,000.01 - 100,000.00	19	1,729,058.46	0.39	91,003.08	6.849	71.47	681	100.00
100,000.01 - 125,000.00	39	4,438,815.83	1.00	113,815.79	6.877	74.69	693	100.00
125,000.01 - 150,000.00	46	6,441,329.10	1.45	140,028.89	6.930	76.44	691	100.00
150,000.01 - 175,000.00	69	11,226,797.88	2.53	162,707.22	7.068	79.50	692	100.00
175,000.01 - 200,000.00	85	16,196,324.14	3.65	190,544.99	6.775	75.18	690	100.00
200,000.01 - 225,000.00	85	18,189,758.56	4.10	213,997.16	6.859	77.72	700	100.00
225,000.01 - 250,000.00	92	21,787,811.95	4.91	236,824.04	6.726	75.23	698	100.00
250,000.01 - 275,000.00	102	26,800,630.64	6.04	262,751.28	6.880	76.63	685	100.00
275,000.01 - 300,000.00	95	27,372,666.44	6.17	288,133.33	6.829	79.32	693	100.00
300,000.01 - 333,700.00	124	39,475,959.77	8.89	318,354.51	6.800	78.92	684	100.00
333,700.01 - 350,000.00	58	19,855,658.54	4.47	342,338.94	6.698	76.91	696	100.00
350,000.01 - 400,000.00	157	59,205,473.92	13.34	377,104.93	6.814	78.46	689	100.00
400,000.01 - 500,000.00	175	78,660,087.45	17.72	449,486.21	6.765	77.49	693	100.00
500,000.01 - 600,000.00	91	49,682,008.91	11.19	545,956.14	6.856	78.42	696	100.00
600,000.01 - 700,000.00	43	27,404,540.25	6.17	637,314.89	6.630	74.29	698	100.00
700,000.01 - 800,000.00	21	15,655,824.12	3.53	745,515.43	6.635	71.98	699	100.00
800,000.01 - 900,000.00	8	6,926,823.94	1.56	865,852.99	6.662	68.25	670	100.00
900,000.01 - 1,000,000.00	6	5,827,228.17	1.31	971,204.70	6.666	74.79	664	100.00
1,000,000.01 - 1,950,000.00	4	6,344,150.00	1.43	1,586,037.50	6.227	68.40	716	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Current Mortgage Rates of Mortgage Loans

Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
4.250 - 4.499	1	$307,999.00	0.07%	$307,999.00	4.250%	63.51%	753	100.00%
4.500 - 4.999	5	1,435,559.78	0.32	287,111.96	4.822	72.37	724	100.00
5.000 - 5.499	32	13,070,259.96	2.94	408,445.62	5.199	70.65	711	100.00
5.500 - 5.999	90	30,128,237.80	6.79	334,758.20	5.789	72.15	704	100.00
6.000 - 6.499	252	85,968,675.62	19.37	341,145.54	6.243	73.83	708	100.00
6.500 - 6.999	470	163,584,114.42	36.85	348,051.31	6.717	77.41	698	100.00
7.000 - 7.499	240	76,748,884.97	17.29	319,787.02	7.191	78.89	675	100.00
7.500 - 7.999	168	51,126,694.97	11.52	304,325.57	7.669	80.24	672	100.00
8.000 - 8.499	45	14,897,238.99	3.36	331,049.76	8.177	80.91	669	100.00
8.500 - 8.999	16	3,929,060.00	0.89	245,566.25	8.635	85.53	670	100.00
9.000 - 9.499	5	1,068,555.00	0.24	213,711.00	9.230	91.99	640	100.00
9.500 - 9.999	5	1,482,127.56	0.33	296,425.51	9.594	87.67	620	100.00
10.000 - 10.125	1	178,000.00	0.04	178,000.00	10.125	94.98	649	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Original Term to Maturity of Mortgage Loans

Original Term (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
360 - 360	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Stated Remaining Term to Maturity of Mortgage Loans

Remaining Term (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
353 - 360	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Seasoning of Mortgage Loans

Seasoning (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
0	71	$22,378,486.00	5.04%	$315,189.94	7.067%	76.53%	683	100.00%
1 - 7	1,259	421,546,922.07	94.96	334,826.78	6.769	77.00	693	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Original Loan-to-Value Ratios of Mortgage Loans

Original LTVs (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
12.50 - 15.00	1	$150,000.00	0.03%	$150,000.00	6.375%	12.50%	654	100.00%
15.01 - 20.00	1	100,000.00	0.02	100,000.00	6.750	20.00	629	100.00
20.01 - 25.00	3	905,700.00	0.20	301,900.00	6.172	22.29	737	100.00
25.01 - 30.00	4	820,986.56	0.18	205,246.64	6.447	29.38	736	100.00
30.01 - 35.00	5	1,217,400.00	0.27	243,480.00	6.174	31.36	761	100.00
35.01 - 40.00	6	1,651,350.00	0.37	275,225.00	6.570	38.72	705	100.00
40.01 - 45.00	7	1,970,700.00	0.44	281,528.57	6.642	43.57	717	100.00
45.01 - 50.00	20	5,213,259.78	1.17	260,662.99	6.144	48.37	703	100.00
50.01 - 55.00	10	3,871,750.00	0.87	387,175.00	6.475	52.61	732	100.00
55.01 - 60.00	27	10,812,995.54	2.44	400,481.32	6.294	58.18	680	100.00
60.01 - 65.00	64	26,820,678.47	6.04	419,073.10	6.312	63.92	681	100.00
65.01 - 70.00	59	20,141,025.76	4.54	341,373.32	6.474	69.22	690	100.00
70.01 - 75.00	62	23,193,913.31	5.22	374,095.38	6.580	73.70	697	100.00
75.01 - 80.00	958	319,986,506.57	72.08	334,015.14	6.822	79.90	693	100.00
80.01 - 85.00	17	5,925,459.81	1.33	348,556.46	7.948	84.47	661	100.00
85.01 - 90.00	40	10,614,903.02	2.39	265,372.58	7.410	89.65	686	100.00
90.01 - 95.00	35	7,221,105.75	1.63	206,317.31	8.045	94.86	691	100.00
95.01 - 100.00	11	3,307,673.50	0.75	300,697.59	7.031	100.00	705	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Occupancy Status of Mortgage Loans

Occupancy Status	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Owner Occupied	1,192	$407,571,614.64	91.81%	$341,922.50	6.759%	77.23%	690	100.00%
Investor	115	30,345,534.02	6.84	263,874.21	7.086	73.29	715	100.00
Second Home	23	6,008,259.41	1.35	261,228.67	6.984	79.03	698	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Property Type of Mortgage Loans

Property Types	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Single Family	891	$301,976,828.18	68.02%	$338,919.00	6.751%	76.93%	691	100.00%
Pud	243	78,140,250.82	17.60	321,564.82	6.797	78.15	693	100.00
Condo	132	38,607,152.39	8.70	292,478.43	6.938	78.45	699	100.00
2 Family	38	13,709,688.07	3.09	360,781.27	7.063	74.85	693	100.00
3-4 Family	26	11,491,488.61	2.59	441,980.33	6.712	68.03	707	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Loan Purpose of Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Purchase	877	$281,214,434.66	63.35%	$320,655.00	6.853%	80.09%	698	100.00%
Cashout Refinance	404	144,798,018.15	32.62	358,410.94	6.683	71.50	682	100.00
Rate/Term Refinance	49	17,912,955.26	4.04	365,570.52	6.516	72.44	695	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Document Type of Mortgage Loans

Document Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
Stated Income, Verified Asset	604	$210,105,263.73	47.33%	$347,856.40	6.763%	78.52%	694	100.00%
Stated Income, Stated Asset	307	101,216,685.34	22.80	329,696.04	7.020	77.66	680	100.00
Full Doc	173	48,757,285.51	10.98	281,834.02	6.553	79.47	698	100.00
No Ratio	126	46,082,557.88	10.38	365,734.59	6.846	77.81	704	100.00
No Income, No Asset	120	37,763,615.61	8.51	314,696.80	6.494	62.41	694	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Product Type of Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
6 Mo Libor Arm (IO)	3	$1,071,000.00	0.24%	$357,000.00	5.490%	65.66%	703	100.00%
2/6 Arm (IO)	136	46,171,042.59	10.40	339,492.96	6.612	76.88	682	100.00
3/6 Arm (IO)	95	31,390,451.76	7.07	330,425.81	6.478	75.18	698	100.00
3/1 Arm (IO)	3	602,000.00	0.14	200,666.67	6.075	72.78	711	100.00
5/6 Arm (IO)	1,060	355,059,916.52	79.98	334,962.19	6.854	77.26	692	100.00
5/1 Arm (IO)	26	7,817,997.20	1.76	300,692.20	6.112	74.45	711	100.00
7/6 Arm (IO)	4	1,051,000.00	0.24	262,750.00	6.945	74.89	733	100.00
10/6 (IO)	2	456,000.00	0.10	228,000.00	6.436	80.00	765	100.00
10/1 (IO)	1	306,000.00	0.07	306,000.00	6.625	71.16	711	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Index Type of Mortgage Loans

Index Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
6 Mo Libor	1,300	$435,199,410.87	98.03%	$334,768.78	6.797%	77.04%	692	100.00%
1 Yr Libor	30	8,725,997.20	1.97	290,866.57	6.127	74.22	711	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Geographical Distribution of Mortgages Loans

State	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
California	877	$328,409,695.87	73.98%	$374,469.44	6.711%	76.45%	694	100.00%
Georgia	106	22,191,303.12	5.00	209,351.92	6.617	79.37	703	100.00
Florida	63	14,621,756.98	3.29	232,091.38	7.265	80.13	692	100.00
New Jersey	42	14,512,167.14	3.27	345,527.79	7.257	76.05	674	100.00
Washington	47	11,698,856.72	2.64	248,911.85	6.844	82.33	682	100.00
New York	23	7,412,520.00	1.67	322,283.48	6.986	73.43	690	100.00
Nevada	22	6,526,020.69	1.47	296,637.30	7.082	79.54	684	100.00
Arizona	29	5,770,050.11	1.30	198,967.25	6.806	73.62	696	100.00
Massachusetts	16	5,516,630.00	1.24	344,789.38	7.356	79.71	694	100.00
Colorado	24	5,226,600.00	1.18	217,775.00	6.901	80.72	690	100.00
Oregon	22	4,718,701.63	1.06	214,486.44	7.407	83.52	688	100.00
Connecticut	9	3,618,033.50	0.82	402,003.72	6.537	73.06	680	100.00
Hawaii	6	2,957,470.61	0.67	492,911.77	6.919	64.88	661	100.00
Maryland	6	2,251,350.00	0.51	375,225.00	7.269	81.80	668	100.00
Virginia	5	1,867,437.69	0.42	373,487.54	6.517	79.64	694	100.00
Illinois	6	1,203,520.00	0.27	200,586.67	7.949	81.20	656	100.00
Tennessee	7	1,085,440.00	0.24	155,062.86	7.217	76.29	695	100.00
Pennsylvania	3	928,576.00	0.21	309,525.33	7.388	88.48	678	100.00
Utah	1	648,000.00	0.15	648,000.00	7.250	80.00	666	100.00
Missouri	3	582,000.00	0.13	194,000.00	5.828	85.62	710	100.00
Ohio	3	434,902.45	0.10	144,967.48	6.843	79.57	684	100.00
North Carolina	2	407,300.00	0.09	203,650.00	7.418	79.96	682	100.00
Texas	3	402,595.56	0.09	134,198.52	6.450	78.31	688	100.00
Maine	1	368,000.00	0.08	368,000.00	7.125	80.00	651	100.00
Kansas	2	305,280.00	0.07	152,640.00	7.625	80.00	725	100.00
Rhode Island	1	208,000.00	0.05	208,000.00	6.500	65.00	589	100.00
Michigan	1	53,200.00	0.01	53,200.00	7.375	95.00	754	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Original Prepayment Penalty Term

Original Prepayment Penalty Term (mos)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
No Penalty	274	$92,041,557.12	20.73%	$335,918.09	6.971%	76.21%	698	100.00%
6	2	840,000.00	0.19	420,000.00	7.673	80.00	672	100.00
7	5	2,436,625.00	0.55	487,325.00	7.228	80.00	715	100.00
12	93	33,873,198.96	7.63	364,227.95	6.979	76.24	700	100.00
24	208	73,223,130.68	16.49	352,034.28	6.762	77.62	687	100.00
36	714	229,459,224.38	51.69	321,371.46	6.696	77.27	690	100.00
60	34	12,051,671.93	2.71	354,460.94	6.479	74.65	701	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Fico Scores of Mortgage Loans

Fico Scores	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
589 - 600	2	$453,000.00	0.10%	$226,500.00	7.041%	63.39%	592	100.00%
601 - 620	22	6,543,552.41	1.47	297,434.20	8.020	79.24	611	100.00
621 - 640	183	60,822,179.89	13.70	332,361.64	7.080	76.06	630	100.00
641 - 660	174	56,848,721.43	12.81	326,716.79	7.000	77.28	651	100.00
661 - 680	232	78,844,713.49	17.76	339,847.90	6.853	78.49	670	100.00
681 - 700	189	66,624,762.21	15.01	352,511.97	6.639	76.27	691	100.00
701 - 750	349	113,735,291.54	25.62	325,889.09	6.612	77.56	725	100.00
751 - 800	172	57,112,017.27	12.87	332,046.61	6.543	75.51	771	100.00
801 - 843	7	2,941,169.83	0.66	420,167.12	6.441	68.93	811	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Margins of Adjustable Rate Mortgage Loans

Margins (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
2.250 - 2.500	1,027	$333,889,090.35	75.21%	$325,111.09	6.810%	77.12%	692	100.00%
2.501 - 3.000	110	40,828,707.70	9.20	371,170.07	6.104	74.20	706	100.00
3.001 - 3.500	47	18,268,398.54	4.12	388,689.33	6.921	75.90	694	100.00
3.501 - 4.000	86	33,313,809.06	7.50	387,369.87	6.710	77.78	704	100.00
4.001 - 4.500	4	891,448.00	0.20	222,862.00	7.386	80.00	675	100.00
4.501 - 5.000	1	274,000.00	0.06	274,000.00	6.750	66.83	605	100.00
5.001 - 5.500	12	3,579,200.00	0.81	298,266.67	7.191	77.63	625	100.00
5.501 - 6.000	14	4,345,550.00	0.98	310,396.43	7.827	83.70	642	100.00
6.001 - 6.500	20	5,586,063.27	1.26	279,303.16	8.201	81.03	646	100.00
6.501 - 7.000	8	2,762,141.15	0.62	345,267.64	8.411	81.16	641	100.00
7.501 - 7.750	1	187,000.00	0.04	187,000.00	8.500	55.66	757	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Next Rate Change Dates of Adjustable Rate Mortgage Loans

Next Rate Change Dates	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
September 2006	1	$255,000.00	0.06%	$255,000.00	6.250%	47.66%	632	100.00%
October 2006	2	816,000.00	0.18	408,000.00	5.253	71.29	725	100.00
November 2007	1	615,040.00	0.14	615,040.00	7.375	100.00	643	100.00
December 2007	1	714,979.96	0.16	714,979.96	5.375	65.00	627	100.00
January 2008	3	1,284,000.00	0.29	428,000.00	6.546	79.61	642	100.00
February 2008	25	8,767,041.76	1.97	350,681.67	6.594	77.53	697	100.00
March 2008	48	15,915,182.54	3.59	331,566.30	6.405	75.72	691	100.00
April 2008	45	14,488,698.33	3.26	321,971.07	6.867	77.14	672	100.00
May 2008	10	3,572,600.00	0.80	357,260.00	6.414	76.30	684	100.00
June 2008	3	813,500.00	0.18	271,166.67	7.792	79.26	641	100.00
December 2008	1	567,131.00	0.13	567,131.00	6.125	80.00	685	100.00
January 2009	15	5,257,468.00	1.18	350,497.87	7.050	78.54	682	100.00
February 2009	8	2,071,996.64	0.47	258,999.58	6.637	80.59	713	100.00
March 2009	23	8,291,846.06	1.87	360,515.05	6.437	71.10	691	100.00
April 2009	24	8,217,588.33	1.85	342,399.51	6.339	75.24	703	100.00
May 2009	25	7,139,521.73	1.61	285,580.87	6.185	74.84	708	100.00
June 2009	2	446,900.00	0.10	223,450.00	6.932	81.31	706	100.00
December 2010	5	1,523,400.00	0.34	304,680.00	6.791	79.87	695	100.00
January 2011	26	9,882,318.21	2.23	380,089.16	7.028	76.07	696	100.00
February 2011	164	58,929,313.71	13.27	359,325.08	6.581	75.82	704	100.00
March 2011	247	77,366,556.32	17.43	313,224.92	6.828	78.53	689	100.00
April 2011	315	105,749,681.48	23.82	335,713.27	6.860	76.71	693	100.00
May 2011	263	88,308,558.00	19.89	335,773.98	6.920	77.82	690	100.00
June 2011	66	21,118,086.00	4.76	319,971.00	7.042	76.33	684	100.00
December 2012	2	305,280.00	0.07	152,640.00	7.625	80.00	725	100.00
March 2013	2	745,720.00	0.17	372,860.00	6.667	72.79	737	100.00
February 2016	1	306,000.00	0.07	306,000.00	6.625	71.16	711	100.00
March 2016	1	222,400.00	0.05	222,400.00	6.500	80.00	763	100.00
May 2016	1	233,600.00	0.05	233,600.00	6.375	80.00	766	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Maximum Mortgage Rates of Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
9.875 - 10.000	7	$3,107,330.00	0.70%	$443,904.29	4.994%	79.01%	698	100.00%
10.001 - 10.500	14	4,976,399.00	1.12	355,457.07	5.340	65.22	716	100.00
10.501 - 11.000	90	30,369,142.70	6.84	337,434.92	5.804	72.42	704	100.00
11.001 - 11.500	311	107,120,787.26	24.13	344,439.83	6.289	74.17	707	100.00
11.501 - 12.000	425	147,215,742.09	33.16	346,389.98	6.741	77.93	695	100.00
12.001 - 12.500	246	76,657,897.42	17.27	311,617.47	7.154	78.20	682	100.00
12.501 - 13.000	129	40,683,955.60	9.16	315,379.50	7.552	79.14	679	100.00
13.001 - 13.500	59	19,045,155.45	4.29	322,799.24	7.753	79.94	665	100.00
13.501 - 14.000	21	5,750,560.00	1.30	273,836.19	8.007	83.88	660	100.00
14.001 - 14.500	16	5,731,244.99	1.29	358,202.81	8.321	83.24	649	100.00
14.501 - 15.000	5	1,289,300.00	0.29	257,860.00	8.721	89.56	649	100.00
15.001 - 15.500	4	975,249.58	0.22	243,812.40	9.405	87.87	613	100.00
15.501 - 16.000	2	824,643.98	0.19	412,321.99	9.669	86.36	622	100.00
16.001 - 16.125	1	178,000.00	0.04	178,000.00	10.125	94.98	649	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Minimum Mortgage Rates of Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
2.250 - 2.500	1,026	$333,673,090.35	75.16%	$325,217.44	6.810%	77.11%	692	100.00%
2.501 - 3.000	109	40,481,357.70	9.12	371,388.60	6.106	74.07	707	100.00
3.001 - 3.500	47	18,268,398.54	4.12	388,689.33	6.921	75.90	694	100.00
3.501 - 4.000	86	33,313,809.06	7.50	387,369.87	6.710	77.78	704	100.00
4.001 - 4.500	4	891,448.00	0.20	222,862.00	7.386	80.00	675	100.00
5.501 - 6.000	3	1,122,350.00	0.25	374,116.67	6.478	79.57	640	100.00
6.001 - 6.500	3	908,000.00	0.20	302,666.67	6.307	78.94	658	100.00
6.501 - 7.000	4	1,019,000.00	0.23	254,750.00	6.809	62.62	647	100.00
7.001 - 7.500	17	4,480,154.87	1.01	263,538.52	7.364	77.20	637	100.00
7.501 - 8.000	9	2,589,850.00	0.58	287,761.11	7.796	83.13	648	100.00
8.001 - 8.500	10	3,910,755.99	0.88	391,075.60	8.262	82.49	647	100.00
8.501 - 9.000	5	1,289,300.00	0.29	257,860.00	8.721	89.56	649	100.00
9.001 - 9.500	4	975,249.58	0.22	243,812.40	9.405	87.87	613	100.00
9.501 - 10.000	2	824,643.98	0.19	412,321.99	9.669	86.36	622	100.00
10.001 - 10.125	1	178,000.00	0.04	178,000.00	10.125	94.98	649	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

COLLATERAL TABLES - INTEREST ONLY LOANS (continued)

Initial Periodic Rate Caps of Adjustable Rate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
1.000	3	$1,071,000.00	0.24%	$357,000.00	5.490%	65.66%	703	100.00%
2.000	4	1,305,000.00	0.29	326,250.00	6.813	76.57	659	100.00
3.000	236	78,395,693.35	17.66	332,185.14	6.567	76.19	689	100.00
5.000	1,054	352,279,781.54	79.36	334,231.29	6.840	77.25	692	100.00
6.000	33	10,873,933.18	2.45	329,513.13	6.667	75.11	723	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%

Subsequent Periodic Rate Caps of Adjustable Rate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of Cut-off Date	% of Aggregate Principal Balance as of Cut-off Date	Average Balance	WA Coupon	WA OLTV	WA FICO	IO %
1.000	1,301	$435,505,410.87	98.10%	$334,746.66	6.797%	77.03%	692	100.00%
2.000	29	8,419,997.20	1.90	290,344.73	6.109	74.33	711	100.00
Total:	1,330	$443,925,408.07	100.00%	$333,778.50	6.784%	76.98%	692	100.00%